Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of September 15, 2022 (this “Agreement”), is made by and among Adobe Inc., a Delaware corporation (“Parent”) and, on a several and not a joint basis, each of the Persons set forth on Schedule 1 hereto under the caption “Key Holders” (each, a “Stockholder”).

W I T N E S E T H

WHEREAS, on September 15, 2022, Parent, Saratoga Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub I”), Saratoga Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Parent (“Merger Sub II”), Figma, Inc., a Delaware corporation (the “Company”) and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as the Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub I will be merged with and into the Company, with the Company surviving the merger as a direct, wholly owned Subsidiary of Parent (the “First Merger”), and (ii) immediately following the First Merger, the Surviving Corporation will be merged with and into Merger Sub II, with Merger Sub II surviving the merger as a direct, wholly owned Subsidiary of Parent (the “Second Merger” and, together with the First Merger, the “Mergers”), in each case, upon the terms and subject to the conditions set forth therein;

WHEREAS, as of the date hereof, each Stockholder is the record or Beneficial Owner of, and has the right to vote and act by written consent with respect to and dispose of, (a) certain shares of common stock, par value $0.00001 per share, of the Company (“Company Common Stock”), of which certain shares have been designated as Class A Common Stock and certain shares have been designated as Class B Common Stock and/or (b) certain shares of preferred stock, par value $0.00001 per share, of the Company (“Company Preferred Stock” and, together with the Company Common Stock, “Company Capital Stock”), of which certain shares have been designated as Series Seed Preferred Stock, certain shares have been designated as Series A Preferred Stock, certain shares have been designated as Series B Preferred Stock, certain shares have been designated as Series C Preferred Stock, certain shares have been designated as Series D Preferred Stock and certain shares have been designated as Series E Preferred Stock (such shares referred to in clauses (a) and (b), together with (x) all other shares of Company Capital Stock with respect to which such Stockholder or any of its Affiliates acquires record or Beneficial Ownership after the date hereof, (y) all other securities issued to such Stockholder or such Affiliates in respect of such Company Capital Stock or into which shares of such Company Capital Stock may be converted or exchanged in connection with stock dividends or distributions, combinations or any similar recapitalizations or other transactions on or after the date hereof, and (z) all other securities issued by the Company that are entitled to vote or consent with respect to the adoption of the Merger Agreement held or acquired by such Stockholder or such Affiliates, being collectively referred to herein as the “Shares”);

WHEREAS, obtaining the Company Stockholder Approval is a condition to the consummation of the Mergers; and

WHEREAS, each Stockholder is willing to agree, on the terms and subject to the conditions set forth herein, not to Transfer (as defined below) any of the Shares, and to vote or consent all of the Shares in a manner so as to facilitate the consummation of the transactions contemplated by the Merger Agreement, including the Mergers, upon the terms and subject to the conditions set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Definitions and Related Matters.

1.1          Definitions.  This Agreement is the “Key Stockholder Voting Agreement” as defined in the Merger Agreement.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.  As used in this Agreement, the following terms shall have the meanings indicated below:

“Affiliate” shall mean, with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficially Own” shall mean, with respect to any securities, (a) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation) (whether or not any such rule, statute or regulation is applicable to such securities), (b) having the right to become the beneficial owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (c) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which beneficial ownership is being determined or a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which beneficial ownership is being determined that increases in value as the value of the securities for which beneficial ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which beneficial ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act).

“Company” shall have the meaning set forth in the Recitals.

“Company Capital Stock” shall have the meaning set forth in the Recitals.

“Company Common Stock” shall have the meaning set forth in the Recitals.

“Company Investors’ Rights Agreement” shall mean that certain Amended and Restated Investors’ Rights Agreement, dated as of June 23, 2021, by and among the Company and the investors listed on Schedule A thereto.

“Company First Refusal Agreement” shall mean that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of June 23, 2021, by and among the Company and the stockholders listed on Schedule A and Schedule B thereto.

“Company Voting Agreement” shall mean that certain Amended and Restated Voting Agreement, dated as of June 23, 2021, by and among the Company and the stockholders listed on Schedule A and Schedule B thereto.

“Company Preferred Stock” shall have the meaning set forth in the Recitals.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether (a) through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or other voting interests, or (b) through the common investment management or advisory company with a Person, by contract or otherwise.

“Expiration Time” shall mean, with respect to any Stockholder, the earliest to occur of (a) the First Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) any amendment to the Merger Agreement without the prior written consent of such Stockholder if such amendment materially reduces the Per Share Closing Stock Consideration or the Per Share Closing Cash Consideration, or alters the form of consideration payable in the First Merger.

“First Merger” shall have the meaning set forth in the Recitals.

“Form S-4” shall have the meaning set forth in Section 2.

“Governmental Authority” shall mean any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulatory organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Mergers” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Sub I” shall have the meaning set forth in the Recitals.

“Merger Sub II” shall have the meaning set forth in the Recitals.

“Parent” shall have the meaning set forth in the Preamble.

“Person” shall mean an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental Authority.

“Proxy Holders” shall have the meaning set forth in Section 4.

“Released Claims” shall mean any claim, contention, demand, cause of action (at law or in equity) or Liabilities of any nature, character or description whatsoever, which is or which purports to be released or discharged by such Party or its Released Parties pursuant to Section 5 hereof.

“Second Merger” shall have the meaning set forth in the Recitals.

“Shares” shall have the meaning set forth in the Recitals.

“Stockholder” shall have the meaning set forth in the Preamble.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Terminated Agreement” shall have the meaning set forth in Section 8.5.

“Transfer” means, with respect to any Share, any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or Lien on, placement in trust (voting or otherwise), encumbrance or other disposition of such Share to any Person, including those by way of any spin-off (such as through a dividend), hedging or derivative transactions, sale, transfer or assignment of a majority of the equity interest in, or sale, transfer or assignment of Control (directly or indirectly) of, any Person holding such Share, or otherwise.

1.2          Other Definitional Provisions.  Unless the express context otherwise requires:  (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement, except as otherwise expressly stated; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; and (h) the word “or” shall not be exclusive.

2.          Agreement to Consent and Approve.  Each Stockholder agrees that, from the date hereof until the Expiration Time, (a) it shall (i) promptly (and in any event within two (2) Business Days) after the Form S-4 is declared effective under the Securities Act by the SEC, execute and deliver (or cause to be executed and delivered) to the Company in accordance with the instructions provided in the Consent Solicitation Statement, with a copy to Parent, a written consent approving the adoption of the Merger Agreement and the transactions contemplated thereby, including the Mergers (though excluding the 280G vote as further described below), substantially in the form attached hereto as Exhibit A, with respect to all of its Shares entitled to act by written consent thereto and in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such written consent, and (ii) vote or cause to be voted (including by written consent) all of its Shares against (x) any Acquisition Proposal and (y) any other actions, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the transactions contemplated by the Merger Agreement, including the Mergers, in any material respect and (b) it shall not enter into any tender, voting or other agreement or arrangement with any Person, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner that is inconsistent with this Agreement or otherwise take any other action with respect to the Shares that would in any material respect restrict, limit or interfere with the performance by such Stockholder of its obligations hereunder or the transactions contemplated hereby, including the approval of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Mergers.  Any attempt by a Stockholder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), its Shares in contravention of this Section 2 shall be null and void ab initio.

3.          Agreement Not to Transfer or Encumber.  Each Stockholder hereby agrees that, from the date hereof until the Expiration Time, it shall not (a) Transfer any Shares, other than (i) to an Affiliate or (ii) if Stockholder is a partnership, limited liability company or corporation, to its partners, members, or equity holders (it being understood and agreed that, in the event of any Transfer of Shares to an Affiliate of Stockholder that is a partnership, limited liability company or corporation, such Affiliate shall be permitted to Transfer such Shares to their respective partners, members, or equity holders) (provided that (x) no such Transfer shall in any material respect delay the adoption of the Merger Agreement as contemplated hereby and (y) prior to, and as a condition to, such Transfer, such Affiliate, partner, member or equity holder, as applicable, shall agree in a signed written agreement reasonably acceptable to Parent to be bound by and comply with all the provisions of this Agreement), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant a proxy or power of attorney with respect thereto (any such trust, agreement, arrangement, proxy or power of attorney, a “Voting Arrangement”) (other than (i) pursuant to this Agreement or (ii) if Stockholder is an individual, to any member of Stockholder’s immediate family, to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or for estate planning purposes (provided that (x) no such Voting Arrangement shall in any material respect delay the adoption of the Merger Agreement as contemplated hereby and (y) prior to, and as a condition to, such Voting Arrangement, such immediate family member, trustee or other Person or entity permitted by clause (ii) above shall agree in a signed written agreement reasonably acceptable to Parent to be bound by and comply with all the provisions of this Agreement)), or (c) enter into any Contract or binding commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b) above.  Any Transfer or attempted Transfer of any Shares or other action in violation of this Section 3 shall be null and void ab initio.

4.          Proxy.  Without limiting the obligations of each Stockholder under this Agreement, each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact the officers of Parent, and any individual who shall hereafter succeed any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Proxy Holders”), each of them individually, with full power of substitution, to vote (including by written consent) the Shares in accordance with this Agreement, in each case solely in the event such Stockholder fails to execute and deliver a written consent approving the adoption of the Merger Agreement, substantially in the form attached hereto as Exhibit A, with respect to all of its Shares entitled to consent thereto, in accordance with Section 2.  Parent agrees not to, and shall cause the other Proxy Holders not to, exercise the proxy granted herein for any purpose other than with respect to the matters set forth in this Section 4.  This proxy is coupled with an interest and shall be irrevocable, and each Stockholder (a) shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and (b) hereby revokes any revocable proxy previously granted by such Stockholder with respect to the Shares.  Notwithstanding anything to the contrary in this Agreement, the proxy granted by this Section 4 shall terminate and be of no further force and effect upon the Expiration Time. The foregoing provisions of this paragraph shall not apply to approvals required by the terms of Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) regarding any payments and/or benefits that may separately or in the aggregate, constitute “parachute payments” pursuant to Section 280G of the Code (a “280G Vote”).  With respect to a 280G Vote, Stockholder shall have the right to (a) instruct the Proxy Holders in writing as to the manner in which the Shares shall be voted or (b) vote the Shares in person or by action by written consent, as applicable. In the event that Stockholder does not so instruct the Proxy Holders, the Proxy Holders shall abstain from voting Stockholder’s Shares in respect of the applicable 280G Vote, and Stockholder shall have the right to vote his, her or its Shares in person or by action by written consent, as applicable, for the applicable 280G Vote.

5.          Release.

5.1          Each Stockholder, contingent and effective upon the First Effective Time, as a condition to receiving the applicable portion of the Closing Consideration Fund payable in respect of the Shares, and on behalf of himself, herself or itself, and on behalf of his, her or its (to the extent applicable) heirs, beneficiaries, executors, trusts, spouse, estate, directors, officers, employees, managers, principals, advisors, stockholders, investors, members, Subsidiaries, administrators, successors, partners, predecessors, assigns and Affiliates (as applicable) (each, a “Releasing Party”) (for clarity, excluding any portfolio company of such Stockholder, if such Stockholder is a venture capital, private equity or angel investor), fully, irrevocably and unconditionally waives, releases and discharges forever (the “Release”) each of Parent, Merger Sub I, Merger Sub II, the Company, the Representative and the Surviving Corporation and each of their respective past and present Subsidiaries, Affiliates, predecessors, officers, directors, stockholders, members, managers, partners, employees, representatives, agents, heirs, estates, successors, assigns and agents (collectively, “Released Parties”) from any and all past, present and future disputes, rights, claims, counter-claims, controversies, demands, liabilities, promises, agreements, contracts, liabilities, debts, encumbrances, costs (including attorneys’ fees and costs incurred), expenses, judgments, damages, losses, Actions, causes of action or obligations of every kind and nature, whether direct or indirect, known or unknown, fixed or contingent, accrued or not accrued, liquidated or unliquidated or due or to become due, whether arising or pleaded in law, in equity or otherwise, whether based on fraud, statute, tort, contract or any other basis (collectively, “Claims”), arising out of or relating to, directly or indirectly, such Releasing Party’s capacity as a stockholder of the Company and/or such Releasing Party’s direct or indirect ownership interest in the Company (the “Released Claims”), including (a) such Stockholder’s ownership or purported ownership of the Shares to be surrendered in connection with the Mergers (including any right or purported right to receive any additional securities of the Company) and (b) subject to Section 5.2, the transactions contemplated by the Merger Agreement, including any and all claims that a Releasing Party may have against any of the Released Parties with respect to any Terminated Agreement (as defined below) or other contract, agreement or other arrangement (whether written or verbal) related to the Releasing Party’s capacity as a stockholder of the Company and/or the Releasing Party’s direct or indirect ownership interest in the Company (or right or purported right to receive any securities of the Company), breach or alleged breach of fiduciary duty or otherwise.

5.2          Notwithstanding the foregoing, the Release shall not operate to release, impair or diminish, and the term “Released Claims” shall not include in any respect, any Claims (a) arising from rights of any Releasing Party under (x) the Merger Agreement, the Escrow Agreement or any ancillary agreement to the Merger Agreement (including any Offer Letter or any Noncompetition and Non-Solicitation Agreement) to which the Releasing Party is a party, (y) any indemnification, exculpation or advancement of expenses under the provisions of the Company’s Organizational Documents or any indemnification agreements with the Releasing Party with respect to any act, omission, event or transaction occurring prior to the First Effective Time, in each case relating to any Releasing Party’s service as a director or officer of the Company (or service as a director or officer of another person at the request of the Company) prior to the First Effective Time or (z) if such Releasing Party is a current or former officer, employee or service provider of the Company, any claims with respect to salaries, wages, compensation, severance, reimbursable expenses or other health, welfare, retirement or similar benefits that, as of immediately prior to the First Effective Time or thereafter, are due, owing, vesting and outstanding or payable or otherwise required to be made available to such Releasing Party in respect of services provided by such Releasing Party to the Company prior to the First Effective Time, or (b) which cannot be waived as a matter of law (each Claim set forth in the foregoing clauses (a) and (b), an “Excluded Claim”).

5.3          It is the intention of the Releasing Parties that the Release shall be effective as a full and final accord, satisfaction and release of all of the Released Claims (other than Excluded Claims). In furtherance of this intention, each Releasing Party hereby expressly acknowledges and agrees that the Release shall extend to any and all Released Claims (other than Excluded Claims), whether known or unknown, foreseeable or unforeseeable, disclosed or undisclosed, and expressly waives and relinquishes any right any Releasing Party may have under any statue or rule which may prohibit the release of future rights or a release with respect to unknown claims.

5.4          Each Stockholder hereby waives the benefits of, and any rights that such Stockholder may have under, any statute or common law principle of similar effect in any jurisdiction with respect to the release set forth in this Section 5. Each Stockholder understands and expressly acknowledges (for itself and each of the Releasing Parties) that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the Released Claims (other than Excluded Claims) released herein, and agrees that (a) it is the intention of such Stockholder to fully, finally and forever waive, settle, release and relinquish all Released Claims (other than Excluded Claims), and (b) the Release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.

5.5          Each Stockholder (for itself and each of the Releasing Parties), contingent and effective upon the First Effective Time, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any claim, suit, action or proceeding of any kind against any Released Party based upon any Released Claim (other than Excluded Claims). If any Stockholder (or any of the Releasing Parties) brings any claim, suit, action or proceeding against any Released Party with respect to any Released Claim, then such Stockholder shall indemnify such Released Party in the amount or value of any judgment or settlement (monetary or other) and any related costs or expenses (including without limitation reasonable legal fees) entered against, paid or incurred by the Releasing Party.

5.6          Each Stockholder expressly (a) acknowledges and agrees that such Stockholder has been fully advised by such Stockholder’s attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) expressly waives the benefits thereof and any rights that such Stockholder may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

5.7          Each Stockholder expressly acknowledges and agrees that he, she or it has read the Release and understands its terms and has been given an opportunity to ask questions of Parent’s or the Company’s representatives. Each Stockholder further represents that in entering into this Agreement, he, she or it does not rely, and has not relied, on any representation or statement not set forth in the Release made by any representative of Parent or the Company or anyone else with regard to the subject matter, basis or effect of this release or otherwise.

5.8          Each Stockholder understands that each of Parent, Merger Sub I, Merger Sub II, the Representative and the Company has relied on each of the agreements set forth in this Agreement in determining to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Mergers, and such Stockholder expressly acknowledges and agrees that the execution of the Merger Agreement, the consummation of the transactions contemplated thereby, including the Mergers, and the delivery of the applicable portion of the Closing Consideration Fund to which such Stockholder is entitled pursuant to and subject to the terms of the Merger Agreement constitutes good and valid consideration for the agreements contained herein and that this Agreement shall be fully binding on and enforceable against such Stockholder by each of Parent, Merger Sub I, Merger Sub II, the Surviving Corporation, the Company and the Representative. The Released Parties are intended third-party beneficiaries of the Release and the Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.

5.9          For the avoidance of doubt, the Release contained in this Section 5 is conditioned upon the occurrence of the First Effective Time, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement in accordance with its terms.

6.          Further Assurances.  If, at any time after the date hereof and prior to the Expiration Time, any further action is determined by Parent or the Company to be necessary or desirable on the part of a Stockholder in connection with the adoption of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Mergers, under the Company’s Organizational Documents or otherwise, such Stockholder shall reasonably cooperate with Parent and/or the Company in taking such action, including executing and delivering such consents, approvals or other instruments as may be reasonably requested by Parent and/or the Company.

7.          Representations and Warranties of Parent.  Parent hereby represents and warrants to each Stockholder as follows:

7.1          Parent is duly organized, existing and in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization.

7.2          Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder have been duly authorized by all necessary action of Parent.  This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by such Stockholder, constitutes the legal, valid and binding obligation of Parent enforceable against it in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.

7.3          The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the Organizational Documents of Parent, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon Parent, or (c) a conflict with, breach or violation of any Law applicable to Parent or by which its properties are bound or affected, except, in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Parent to perform its obligations under this Agreement on a timely basis.

7.4          As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Affiliates that, individually or in the aggregate, would reasonably be expected to materially impair the ability of Parent, Merger Sub I or Merger Sub II to perform their respective obligations under this Agreement on a timely basis.

8.          Representations and Warranties of each Stockholder.  Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as follows:

8.1          If such Stockholder is not a natural person, such Stockholder is duly organized, existing and in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization.

8.2          Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder.  The execution and delivery of this Agreement by such Stockholder and the performance of such Stockholder’s obligations hereunder have been duly authorized by all necessary action of such Stockholder.  This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.

8.3          The execution and delivery of this Agreement by such Stockholder and the performance of such Stockholder’s obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the Organizational Documents of such Stockholder, if applicable, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of such Stockholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon such Stockholder, or (c) a conflict with, breach or violation of any Law applicable to such Stockholder or by which its properties are bound or affected, except, in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of such Stockholder to perform such Stockholder’s obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

8.4          As of the date hereof, (a) such Stockholder (x) Beneficially Owns all of the Shares set forth opposite such Stockholder’s name in the table set forth on Schedule 1 attached hereto free and clear of any and all Liens, other than those created by this Agreement and applicable securities laws, and (y) subject to Section 8.5, has sole voting power over and right to consent with respect to all of such Shares, and (b) neither such Stockholder nor any of its Affiliates Beneficially Owns any shares of capital stock or other voting or equity securities or interests of the Company, or any rights to purchase or acquire any such shares or other securities or interests, except for such Shares set forth opposite such Stockholder’s or any of its Affiliates’ names in the table set forth on Schedule 1 attached hereto or, in the case of clause (b), any preemptive rights and right of first refusal granted to such Stockholder pursuant to Section 2.6 of the Company Investors’ Rights Agreement and Section 2.1 of the Company First Refusal Agreement.

8.5          Except as contemplated by this Agreement and the Company Voting Agreement, and other than as set forth in Section 3.6(b) of the Company Disclosure Schedules, such Stockholder has not entered into any tender, voting or other agreement or arrangement with respect to any Shares or entered into any other contract relating to the voting of any Shares.  Other than as set forth in Section 3.6(b) of the Company Disclosure Schedules, any and all proxies in respect of the Shares are revocable, and with respect to the subject matter of this Agreement, such proxies either have been revoked prior to the date hereof or are hereby revoked.

8.6          As of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened in writing against such Stockholder or any of its Affiliates that, individually or in the aggregate, would reasonably be expected to impair the ability of such Stockholder to perform such Stockholder’s obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

9.          Additional Covenants of each Stockholder. Each Stockholder hereby further covenants and agrees as follows:

9.1          From the date hereof until the Expiration Time, such Stockholder shall not, and shall cause such Stockholder’s controlled Affiliates and such Stockholder’s and their respective officers, directors, employees, representatives and agents not to, directly or indirectly, solicit, knowingly encourage or knowingly facilitate inquiries or proposals for, or enter into any agreement with respect to, or initiate, continue or conduct any negotiations or discussions with any Person concerning, an Acquisition Proposal, or furnish any confidential information to any Person contacting them or making an inquiry with respect to a potential Acquisition Proposal.

9.2          Such Stockholder agrees, from the date hereof until the Expiration Time, to promptly (and in any event within two (2) Business Days) notify Parent of any new shares of Company Capital Stock, any other voting or equity securities or interests of the Company, or any rights to purchase or acquire any such shares or other securities or interests, if any, acquired by such Stockholder or any of its Affiliates after the date hereof, including the number and other terms in respect thereof.

9.3          Such Stockholder hereby (a) authorizes Parent and the Company to publish and disclose in any announcement or disclosure in connection with the transactions contemplated by the Merger Agreement that Parent and the Company reasonably determines to be necessary or advisable, including the Consent Solicitation Statement and the Form S-4 and any other applicable filings under the Exchange Act or the Securities Act, such Stockholder’s identity and ownership of the Shares and the nature of such Stockholder’s obligations under this Agreement; provided that to the extent practicable such Stockholder shall have a reasonable opportunity to review and approve such disclosure prior to any such announcement or disclosure, and (b) agrees that such Stockholder shall promptly (x) furnish to Parent and the Company any information that Parent or the Company may reasonably request for the preparation of any such announcement or disclosure and (y) notify Parent and the Company of any required corrections with respect to any written information supplied by it specifically for use in any such announcement or disclosure, if and to the extent that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

9.4          Such Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the transactions contemplated by the Merger Agreement, including the Mergers, that such Stockholder may have by virtue of, or with respect to, any Shares owned by such Stockholder (including all rights under Section 262 of the General Corporation Law of the State of Delaware or otherwise).

9.5          Such Stockholder agrees, and agrees to cause its Affiliates, promptly following the date hereof and in any event prior to the First Effective Time, to take (or cause to be taken) all actions necessary to terminate all Affiliate Agreements to which such Stockholder or such Affiliate is a party (including, but not limited to, any management rights letters, VCOC letters, investors’ rights agreements, voting agreements or other similar agreements with the Company or its Subsidiaries, including the Company Investors’ Rights Agreement, the Company First Refusal Agreement and the Company Voting Agreement, but excluding any indemnification agreement set forth on Section 5.10(b) of the Company Disclosure Schedules or any Contract set forth on Section 5.13 of the Company Disclosure Schedules) (collectively, the “Terminated Agreements”) at or prior to the First Effective Time in a manner such that neither the Company nor any of its Affiliates (including, from and after the First Effective Time, Parent and its Subsidiaries) has any liability or obligation at or following the First Effective Time pursuant thereto; provided that, to the extent that such Stockholder is a party to any such Terminated Agreements, notwithstanding the termination of the such Terminated Agreements, such Stockholder hereby acknowledges and agrees that any undertakings by such Stockholder therein to keep confidential, or not to disclose or use, confidential information shall survive the termination contemplated by this Agreement.

9.6          Such Stockholder, by this Agreement, with respect to such Stockholder’s Shares, severally and not jointly, hereby agrees to waive, if applicable to such Stockholder, (i) any rights under any agreement providing for redemption rights, put rights, purchase rights, preemptive rights, rights of first refusal, rights of first offer, rights to notice or other similar rights, in each case that would be triggered by virtue of consummation of the transactions contemplated by the Merger Agreement, including the Mergers, and (ii) subject to the occurrence of, and effective immediately prior to, the First Effective Time, any information rights, rights to consult with and advise management, inspection rights, Company Board observer rights or rights to receive information delivered to the Company Board.

    9.7          Such Stockholder agrees to use the same degree of care as such Stockholder uses to protect its own confidential information for any proprietary or confidential information obtained pursuant to the Mergers or otherwise as a stockholder of the Company and such Stockholder acknowledges that he, she or it will not, unless otherwise required by law, regulation or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company (or, after the First Effective Time, Parent) except such information that (a) was in the public domain prior to the time it was furnished to such Stockholder, (b) is or becomes (through no willful improper action or inaction by such Stockholder) generally available to the public, (c) was in such Stockholder’s possession or known by such Stockholder without restriction prior to receipt from the Company or Parent, as applicable, (d) was disclosed to such Stockholder on a non‑confidential basis by a third party, provided that such source is not known to the Stockholder to be bound by any contractual or other obligation of confidentiality to the Company with respect to any of such information  or (e) was independently developed without any use of the Company’s or Parent’s confidential information. Notwithstanding the foregoing, such Stockholder may disclose such proprietary or confidential information (1) if the Beneficial Owner of the Shares is a limited partnership or limited liability company, to any former partners or members who retained an economic interest in such Stockholder, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Stockholder (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Stockholder, in each case on a confidential basis and provided such Permitted Disclosee, legal counsel, accountant or representative is obligated to maintain the confidentiality of such information to the same extent as such Stockholder, (2) to the extent required in tax returns or financial statements of such Stockholder, (3) in connection with dispute resolution proceedings relating to the Merger Agreement and the transactions contemplated thereby to the courts involved in such proceedings and other persons (e.g., the Representative, attorneys, witnesses) involved in such proceedings, and (4) if required under applicable Law or in response to any request for information or documents made by a Governmental Authority of competent jurisdiction. Furthermore, without limiting any other agreement with the Company, Parent or any of their Affiliates to which such Stockholder or any Permitted Disclosee may be a party, nothing contained herein shall prevent such Stockholder or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or acquiring or engaging in investment or acquisition discussions with any other company (whether or not competitive with the Company), provided that such Stockholder or Permitted Disclosee does not, except as permitted in accordance herewith, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities or (ii) making any disclosures required by law, rule, regulation or court or other governmental order. This Section 9.7 shall survive the termination contemplated by this Agreement and continue for a period of two (2) years from the Closing; provided that the confidentiality obligations in this Section 9.7 shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement in accordance with its terms.

    9.8.          Such Stockholder, contingent and effective upon the First Effective Time, hereby irrevocably agrees to indemnify Parent, the Surviving Corporation, the Surviving Company, their Affiliates and each of their respective officers, directors, employees, agents and other representatives in accordance with the indemnification provisions (including the limitations) set forth in Article VI and Article IX of the Merger Agreement and hereby irrevocably agrees to be bound by the terms and conditions of Article VI and Article IX thereof as they pertain to the Company’s stockholders in all respects, and without limiting the foregoing further agrees that Sections 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 6.1, 6.5(d), 6.5(f), 6.5(g), 6.6, 6.7, 6.8, 6.9, Article IX (Survival of Representations; Indemnification), Article X (Representative of the Stockholders of the Company) and Article XI (Miscellaneous) of the Merger Agreement shall be binding upon such Stockholder, solely in his, her or its capacity as a holder of Company Securities, including in respect of any claims or liabilities that arise under this Agreement, the Stockholder Written Consent or any Transmittal Document as fully as though he, she or it were a signatory thereto, notwithstanding the fact that such Stockholder is not a direct signatory to the Merger Agreement (it being understood that the survival of representations and covenants provisions in Sections 6.7 and 9.1 of the Merger Agreement and the limitations on indemnification by the Company’s stockholders contained in Section 9.3(c) of the Merger Agreement shall apply to such Stockholder solely in his, her or its capacity as a holder of Company Securities and in respect of any claims or liabilities that arise under this Agreement, the Stockholder Written Consent or any Transmittal Document, as fully as though he, she or it were a signatory thereto, notwithstanding the fact that such Stockholder is not a direct signatory to the Merger Agreement), provided that the foregoing shall be subject to Section 11.6 of the Merger Agreement and the undersigned shall not acquire any additional rights under the Merger Agreement as a result of this Agreement. The indemnification obligations in this Section 9.8 shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement in accordance with its terms.

10.          Termination.  Other than Sections 5, 9.7 and 9.8, this Section 10 and Section 14, which shall survive any termination of this Agreement, this Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time.  Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any willful breach of this Agreement that occurred prior to such termination.  For purposes of this Agreement, “willful breach” shall mean an action or omission taken or omitted to be taken that the breaching Party knows would, or would reasonably be expected to, be or cause a material breach of this Agreement.

11.          Duties.  Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a Beneficial Owner of the Shares and nothing in this Agreement shall apply to any Person with respect to actions taken solely in such Person’s capacity as a director or officer of the Company.

12.          No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to each Stockholder, as applicable, and Parent shall not have the authority to direct such Stockholder in the voting or disposition of any Shares, except as otherwise expressly provided herein.

13.          No Obligation to Exercise.  No provision of this Agreement shall require any Stockholder to exercise any option, warrant, convertible security or other security or contract right convertible into shares of Company Capital Stock; provided, for the avoidance of doubt, that upon any such exercise, the shares of Company Capital Stock acquired by any Stockholder pursuant thereto shall be Shares for all purposes hereunder.

14.          Miscellaneous.

14.1          Specific Performance.  The parties agree that irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement.  It is accordingly agreed that, in addition to any other applicable remedies at law or equity, the parties shall be entitled to an injunction or injunctions, without proof of damages or posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

14.2          Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void; provided, however, that Parent may assign its rights (but not its obligations) under this Agreement to any Affiliate.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as expressly set forth herein, this Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors and permitted assigns, any legal or equitable right, remedy or claim hereunder.

14.3          Amendments and Waivers.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, and no extension of time for the performance of any of the obligations hereunder, shall be valid or binding unless set forth in writing and duly executed by all parties.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of any party granting any waiver in any other respect or at any other time.  The waiver by any party of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

14.4          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the day sent if delivered prior to 5:00 p.m., Pacific time (or the following day if delivered after such time), if delivered personally, or sent by electronic mail (provided no notice is received by the electronic mail sender within one (1) hour thereafter indicating that such electronic mail was undeliverable or otherwise not delivered), (ii) on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, fees prepaid, or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(i)	if to a Stockholder, to the address set forth opposite such Stockholder’s name on Schedule 1 attached hereto with a copy (which shall not constitute notice) to:

Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention:	Michael Esquivel Kris Withrow Stephen M. Fisher
Email:	MEsquivel@fenwick.com KWithrow@fenwick.com SFisher@fenwick.com

(ii)	if to Parent, to:

Adobe Inc.
345 Park Avenue
San Jose, CA 95110
Attention:	Allison Blais
Email:	blais@adobe.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Edward D. Herlihy, Esq. Jacob A. Kling, Esq.
Email:	EDHerlihy@wlrk.com JAKling@wlrk.com

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

14.5          Governing Law.  This Agreement shall be governed in all respects (including as to validity, interpretation and effect) by the internal laws of the State of Delaware, without giving effect to any conflict of laws rules or principles that would require or permit the application of another jurisdiction’s laws.

14.6          Jurisdiction. The parties irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or proceeding, of the United States District Court for the District of Delaware over any suit, action or proceeding arising out of or relating to this Agreement.  To the fullest extent that they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 13.4, such service to become effective ten (10) days after such mailing.

14.7          WAIVER OF JURY TRIAL.  EACH SIGNATORY TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE SIGNATORIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

14.8          Interpretation.  The headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

14.9          Entire Agreement; No Other Representations.  This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

14.10          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

14.11          Expenses.  Regardless of whether the transactions provided for in this Agreement or the Merger Agreement are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

14.12          Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission (including Adobe Sign), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.

14.13          No Recourse.  Parent hereby agrees that no Stockholder, in his, her or its capacity as a Stockholder, will be liable for any damages, losses, liabilities, obligations, Taxes, interest or expenses, whether or not related to a Third Party Claim or otherwise (including reasonable and documented outside attorneys’ fees and expenses and reasonable fees and expenses of other outside professionals and experts and the out-of-pocket cost of pursuing any insurance providers) resulting from or related to the Merger Agreement or the Mergers, including the Company’s breach of the Merger Agreement, other than (i) in respect of such Stockholder’s Fraud with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement to which such Stockholder is a party, (ii) any liability for such matters solely to the extent arising under, and in accordance with the terms of, this Agreement, the Stockholder Written Consent or any Transmittal Document, or (iii) as expressly set forth in the Merger Agreement.

14.14          Several Liability. Notwithstanding any other provision of this Agreement, in no event will any Stockholder be liable for any other Stockholder’s breach of such other Stockholder’s representations, warranties, covenants, or agreements contained in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

ADOBE INC.

By:	/s/ Dan Durn
Name: Dan Durn
Title: Chief Financial Officer and Executive Vice President

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

DYLAN FIELD

/s/ Dylan Field

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

FIELD 2021 DESCENDANTS TRUST

By: BRYN MAWR TRUST COMPANY OF DELAWARE, Trustee

By:	/s/ Ronald Templeton Jr.
Name: Ronald Templeton Jr.
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

LLL INVESTMENTS LLC

By:	/s/ Michael Anders
Name: Michael Anders
Title: Manager

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

GREYLOCK XIV-A LIMITED PARTNERSHIP

By: Greylock XIV GP LLC, its General Partner or Manager

By:	/s/ Don Sullivan
Name: Don Sullivan
Title: Senior Managing Member

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

GREYLOCK XIV LIMITED PARTNERSHIP

By: Greylock XIV GP LLC, its General Partner or Manager

By:	/s/ Don Sullivan
Name: Don Sullivan
Title: Senior Managing Member

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

GREYLOCK XIV PRINCIPALS LLC

By: Greylock XIV GP LLC, its General Partner or Manager

By:	/s/ Don Sullivan
Name: Don Sullivan
Title: Senior Managing Member

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

INDEX VENTURES GROWTH IV (JERSEY), L.P.

By: its Managing General Partner: Index Venture Growth Associates IV Limited

By:	/s/ Alex Clark Hutchison
Name: Alex Clark Hutchison
Title: Alternate Director

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

INDEX VENTURES GROWTH V (JERSEY), L.P.

By: its Managing General Partner: Index Venture Growth Associates V Limited

By:	/s/ Alex Clark Hutchison
Name: Alex Clark Hutchison
Title: Alternate Director

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

INDEX VENTURES VI (JERSEY), L.P.

By: its Managing General Partner: Index Venture Associates VI Limited

By:	/s/ Alex Clark Hutchison
Name: Alex Clark Hutchison
Title: Alternate Director

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

INDEX VENTURES VI PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.

By: its Managing General Partner: Index Venture Associates VI Limited

By:	/s/ Alex Clark Hutchison
Name: Alex Clark Hutchison
Title: Alternate Director

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

YUCCA (JERSEY) SLP

By: EFG Fund Administration Limited as Authorised Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Ventures Growth IV Co-Investment Scheme

By:	/s/ Alex Clark Hutchison
Name: Alex Clark Hutchison
Title: Authorised Signatory – EFG Fund Administration Limited

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

YUCCA (JERSEY) SLP

By: EFG Fund Administration Limited as Authorised Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Ventures Growth V Co-Investment Scheme

By:	/s/ Alex Clark Hutchison
Name: Alex Clark Hutchison
Title: Authorised Signatory – EFG Fund Administration Limited

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

YUCCA (JERSEY) SLP

By: Intertrust Employee Benefit Services Limited as Authorised Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

By:	/s/ Luke Albert and Christopher Gottard
Name: Luke Albert and Christopher Gottard
Title: Authorised Signatory – Intertrust Employee Benefit Services Limited

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Susan Biglieri
Name: Susan Biglieri
Title: Chief Financial Officer